UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:   September 12, 2008

(Date of earliest event reported)

TEXADA VENTURES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-51563 (Commission File Number)	98-0431245 (IRS Employer Identification No.)

11616 East Montgomery Drive, No. 54, Spokane Valley, Washington 99206

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   509-301-6635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Materially Definitive Agreement.

The Registrant entered into an engagement letter with Sharp Executive Associates, Inc. (“SEA”), dated September 12, 2008 (the “Engagement Letter”), that outlines the services and work to be performed by SEA on behalf of the Registrant, the fees associated with the work, and the responsibilities of both parties to the Engagement Letter.

The scope of the services to be provided by SEA to the Registrant consist of:

•

designation and appointment of Ted Sharp (“Mr. Sharp”), the president and founder of SEA, as interim Chief Executive Officer (“CEO”), interim Chief Financial Officer (“CFO”), interim president, interim secretary, interim treasurer (collectively, the “Interim Executive Positions”) and director of the Registrant;

•	relocating the principal business offices of the Registrant to the offices of SEA in Spokane, Washington;
•	Mr. Sharp acting in all normal capacities of the offices to which he is appointed or elected;
•	SEA staff providing administrative support during the consummation and close of the Registrant’s possible future acquisition and financing transactions (the “Transactions”);
•	assisting with the preparation of filings, documents, forecasts, financial analyses, or other materials relating the Transactions;
•

being prepared to offer appropriate certifications and signatures as may be required or beneficial, as required by closing agents, independent auditors, legal firms, state and federal regulators, the Securities and Exchange Commission (“SEC”) and other parties; and

•

Mr. Sharp fulfilling the duties and responsibilities of the Interim Executive Positions and a director of Texada, including execution of certifications, filings and registration statements filed with the SEC and other regulatory authorities.

SEA’s fees for services are based upon time expended, and will be billed at its normal billing rates, with a designated portion payable upon invoice in cash. The amount not paid in cash will be satisfied as a success fee payable to SEA upon consummation of the Transactions by payment of cash or issuance of shares of common stock of the Registrant to SEA (the “Compensation Stock”). The Compensation Stock shall be issued at a deemed price of $1.00 per share payable and issued quarterly against an invoice for services rendered for the proceeding quarter.

Any direct costs will be billed separately and will be payable in cash, including travel time at a per hour rate equivalent to the cash portion of that staff person’s normal billing rate, plus any out-of-pocket travel and other expenses. The billing rates and portion payable in cash is as follows:

Normal Billing Rate	Cash Portion
Clerical	$20-$25 per hour	$12
Staff Accountant	$50-$75 per hour	$30
Senior Accountant	$80-$100 per hour	$45
Supervisor/Manager	$120-$130 per hour	$65
Owner/Member	$200 per hour	$100

Immediately upon execution of the Engagement Letter, the Registrant remitted to SEA a retainer fee of $10,000. This retainer will be maintained at this level during the entire service period and will be applied to the final invoice with any balance refunded by SEA at that date.

The Engagement Letter may be terminated at any time upon 3-days notice by either party (except as provided in the Engagement Letter).

If the Transactions are terminated, the Registrant’s Board of Directors (the “Board”) determines not to proceed with the Transactions, or the non-interested members of the Board elect to terminate the Engagement Letter, Mr. Sharp will immediately resign from the Interim Executive Positions and as a director of the Registrant. There is no penalty or fee for termination other than payment of time and expenses expended through the date of final termination. The termination may be immediate by either party as a result of illegal acts, breach of contract, or other reasonable cause by the other party.

Item 5.02   Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective September 12, 2008, Dr. John Veltheer (“Dr. Veltheer”) resigned as the Registrant’s CEO, CFO, president, secretary and treasurer. Dr. Veltheer’s resignation is not the result of any disputes, claims or issues with the Registrant. The Board accepted Dr. Veltheer’s resignation

Effective September 12, 2008, the Board appointed Mr. Sharp, 51, to the Registrant’s Board and to fill the Interim Executive Positions (as defined in Item 1.01 above). Mr. Sharp shall serve on the Board until his successor is elected and qualified or until his removal or resignation. Mr. Sharp shall hold office in the Interim Executive Positions at the pleasure of the Board and until his successor shall have been duly elected and qualified, unless sooner removed. Also, as discussed in Item 1.01 above, Mr. Sharp must resign immediately from all positions with the Registrant if the Transactions are terminated, if the Board determines not to proceed with the Transactions, or if the non-interested members of the Board terminate the Engagement Letter.

Mr. Sharp currently serves as Goldrich Mining Co.’s (“Goldrich”) CFO, secretary, and treasurer and was appointed to those positions effective March 1, 2006. Also since 2006, Mr. Sharp has been employed by Commodore Applied Technologies, Inc. (“Commodore”), a environmental solutions company trading on the FINRA OTCBB. Commodore appointed Mr. Sharp as its CFO and treasurer in January 2007 and was elected to Commodore’s board of directors in November 2007. Since 2003, he has been President of Sharp Executive Associates, Inc., a privately-held accounting firm providing CFO services to clients, located in Nampa, ID. Prior to 2003, he worked for 14 years in positions of CFO, Managing Director of European Operations and Corporate Controller for Key Technology, Inc., a publicly-traded manufacturer of capital goods. Mr. Sharp has more than 25 years of experience in treasury management, internal financial controls, U.S. Security and Exchange compliance and corporate governance.

Mr. Sharp is a Certified Public Accountant in both Washington and Idaho, has a B.B.A. degree in accounting from Boise State University, and is a member of the American Institute of Certified Public Accountants, the Idaho Society of CPA’s and Financial Executives International.

The Registrant is not aware of any family relationships, by blood, marriage, or adoption, between Mr. Sharp and any other director, executive officer, or other nominees. Outside of the Engagement Letter as described in Item 1.01 above, the Registrant knows of no transactions involving the Registrant during the last two years in which Mr. Sharp had a direct or indirect interest.

Item 8.01   Other Events.

On September 12, 2008, the Registrant moved its offices and principal place of business from its location in Vancouver, British Columbia, Canada to 11616 East Montgomery Drive, No. 54, Spokane Valley, Washington 99206.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXADA RESOURCES INC. (Registrant)

Dated: September 12, 2008	By: /s/ Ted Sharp Ted Sharp Interim CEO, Interim CFO, Interim President, Interim Secretary, Interim Treasurer and Director